Exhibit 21.1



                               FFP PARTNERS, L.P.
                         SUBSIDIARIES OF THE REGISTRANT



       Legal Name of Subsidiary           State of                    Percentage
     Principal Trade Name(s) Used       Organization  Type of Entity     Owned

FFP Operating Partners, L.P.              Delaware        Limited           99%
    Kwik Pantry, Drivers, Drivers                       partnership
    Diner, Nu-Way, Economy Drive Ins,
    Dynamic Minute Mart, Financial
    Express Money Order Company,
    Direct Fuels
FFP Financial Services, L.P.              Delaware         Limited          99%
    FFP Financial Services,                              partnership
    Lazer Wizard
Direct Fuels, L.P.                          Texas          Limited          99%
    Direct Fuels                                         partnership
FFP Money Order Company, Inc.              Nevada        Corporation       100%
    Financial Express Money Order
    Company
Practical Tank Management, Inc.             Texas        Corporation       100%
    Practical Tank Management
FFP Transportation, L.L.C.                  Texas     Limited liability    100%
    FFP Transportation                                    company